Exhibit 4c

                      CLEAN DIESEL TECHNOLOGIES, INC.

                         INSTRUCTIONS AS TO USE OF
                            RIGHTS CERTIFICATES

                          -----------------------

           CONSULT THE INFORMATION AGENT, OR YOUR BANK OR BROKER,
         IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS

                          -----------------------


     The following instructions relate to the rights offering (the "Offering") by Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), to the holders ("Holders") of the Company's outstanding common shares, par value $0.05 per share (the "Common Shares") as described in the Company's Prospectus dated __________ __, 1998 (the "Prospectus"). Holders of record (the "Record Date Holder") of the Company's Common Shares at the close of business on __________ __, 1998 (the "Record Date") are receiving one transferable subscription right (each a "Right") for each 50 shares of the Company's Common Shares held on the Record Date; provided, however, that Rights will not be distributed to Record Date Holders who reside in jurisdictions where the Rights have not been registered or where an exemption from registration is not available, as described more fully in the Prospectus. Each Right entitles the holder thereof (the "Rights Holder") to subscribe for and purchase from the Company one share of the Company's Series B Convertible Preferred Stock, par value $0.05 per share (the "Series B Preferred Stock") (the "Basic Subscription Privilege") at the subscription price (the "Subscription Price") of $____, and each share of Series B Preferred Stock will be immediately convertible, at no cost to the holder thereof, into 33 Common Shares. No fractional Rights or cash in lieu thereof will be distributed or paid by the Company. An aggregate number of up to 50,000 shares of Series B Preferred Stock (the "Underlying Shares") will be distributed in connection with the Offering.

     Subject to the proration and possible reduction described below, each Right also entitles any Record Date Holder exercising in full the Basic Subscription Privilege the right to subscribe for additional Common Shares available after satisfaction of all subscriptions, pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege"). The Oversubscription Privilege is not transferable. Subject to the allocation and possible reduction described below, Common Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that any Underlying Shares are not subscribed for through the Basic Subscription Privilege. If the Underlying Shares are not subscribed for through the Basic Subscription Privilege (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscriptions Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Record Date Holders exercising the Oversubscription Privilege.

     The Subscription Price is payable in cash. See "THE RIGHTS OFFERING" in the Prospectus.

     The Rights will expire at 5:00 p.m. Eastern time on __________ __, 1998, unless otherwise extended by the Company in its sole discretion (in either case, the "Expiration Date").

     The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise, transfer or sale of your Rights by completing the appropriate form or forms on the reverse side of your Rights Certificate and returning the Rights Certificate to the Subscription Agent in the envelope provided. Once a Rights Holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

     YOUR RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AND PAYMENT OF THE SUBSCRIPTION PRICE INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED CHECKS MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE 5:00 P.M. EASTERN TIME ON __________ __, 1998. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

     1. Subscription Privileges.

     To Exercise Rights. To exercise your Rights, complete Form 1 of your Rights Certificate and send to the Subscription Agent your properly completed and executed Rights Certificate together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. Payment of the Subscription Price must be made for the full number of
Underlying Shares being subscribed for (a) by check or bank draft, or postal, telegraphic or express money order, in each case, payable to Mellon Securities Trust Company, as Subscription Agent, or (b) by wire transfer of funds to the account maintained by the Subscription Agent for such purpose of accepting subscriptions at The Chase Manhattan Bank, New York, New York, ABA #021000021, Account #323-213057, FBO Clean Diesel Technologies,
Attention: ChaseMellon Shareholder Services, L.L.C., Evelyn O'Connor (with Subscriber's name), the Subscription Price will be deemed to have been received by the Agent only upon (i) clearance of any uncertified check,
(ii) receipt by the Subscription Agent of any certified check or cashier's check, or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE (5) BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BEFORE THE EXPIRATION DATE AND ARE URGED TO CONSIDER IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED CHECK, BANK DRAFT, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     If you exercise less than all of the Rights evidenced by your Rights Certificate by so indicating on Form 1 of your Rights Certificate, the Subscription Agent will either (i) issue to you a new Rights Certificate representing the remaining rights or (ii) if you so indicate on Form 2 of your Rights Certificate, issue a new Rights Certificate to a designated transferee. If no indication is made, the Subscription Agent will issue to you a new Rights Certificate evidencing the unexercised Rights. If you choose, however, to have a new Rights Certificate sent to you or a designated transferee, such new Subscription Rights Certificate may not be received in sufficient time to permit you or the designated transferee to sell or exercise the Rights evidenced thereby.

     If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, then you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights which may be exercised for the aggregate payment delivered by you and, to the extent that the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights which may be exercised for the aggregate payment delivered by you and, to the extent that the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Rights Certificate(s) delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole, Excess Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price and any amount remaining after such division shall be returned to you.

     To Exercise Rights through a Nominee. If you wish to have your bank, broker or other nominee exercise some or all of your Rights, you must complete Forms 1, 2 and 3 of your Rights Certificate, providing clear direction as to how many Rights are to be exercised and what action should be taken in regards to any unexercised Rights. Banks, brokers and other nominees who exercise the Oversubscription Privilege on behalf of the beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, by delivery to the Subscription Agent of a Nominee Holder Oversubscription Certification in the form available from the Subscription Agent or the Information Agent, the aggregate number of Rights as to which the Oversubscription Privilege are being exercised and the number of Underlying Shares thereby subscribed for by each beneficial owner of Rights on whose behalf such nominee holder is acting.

     To Exercise Rights if Rights Certificate Might Not Properly Reach the Subscription Agent Prior to the Expiration Date. You may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of an approved Signature Guarantee Medallion Program (an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date or complete the information provided in Form 1 of the Rights Certificate; payment in full of the applicable Subscription Price may be made separately as long as said payment is also received by the Subscription Agent at or prior to the Expiration Date. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate and the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and being subscribed for, if any, pursuant to the Oversubscription Privilege, and the Eligible Institution must guarantee the delivery to the Subscription Agent of your properly completed and executed Rights Certificate(s) evidencing those Rights within five (5) Trading Days, following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificate(s) must be received by the Subscription Agent within five (5) Trading Days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent.

     2. The Subscription Agent and the Information Agent

     The address and telephone number of the Subscription Agent and the Information Agent are as follows:


         In the U.S.:                                In the U.K.:
 Chemical Mellon Shareholder                 Computershare Services, P.L.C.
           Services                                  P. O. Box 859
  450 West 33rd Street, 15th                         Consort House
            Floor                                     East Street
   New York, New York 10001                       Bedminister, Bristol
        (800) 814-0304                                  BZ991XZ
                                                     1179-370-672

     3. Issuance and Delivery of Stock Certificates, Etc.

     The following issuances, deliveries and payments will be made to you at the address shown on the face of your Rights Certificate unless you provide special payment, issuance or delivery instructions to the contrary by completing the applicable part of Form 3 of your Rights Certificate.

     Series B Preferred Stock Certificates. Subject to satisfaction of the minimum conditions required, the Subscription Agent will issue and mail in accordance with the instruction of the exercising Rights Holder, a certificate representing Underlying Shares purchased pursuant to the valid exercise of Rights, as soon as practicable after the Expiration Date and all prorations and reductions contemplated by the Offering have been effected. See "THE RIGHTS OFFERING - Subscription Privileges" in the Prospectus.

     Refunding of Excess Payments. As soon as practicable after the Expiration Date and after all prorations and possible reductions contemplated by the terms of the Offering have been effected, the Subscription Agent will return by mail without interest or deduction to each Rights Holder exercising the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Underlying Shares that were subscribed for by such Rights Holder but not allocated to such Rights Holder pursuant to the Oversubscription Privilege.

     4. To Sell or Transfer Rights.

     Sale of Rights through a Bank, Broker or Other Nominee. To sell or transfer all Rights evidenced by a Rights Certificate through your bank, broker or other nominee, so indicate on Forms 2 and 4 of your Rights
Certificate and deliver your properly completed and executed Rights Certificate to your bank or broker. Your Rights Certificate should be delivered to your bank or broker in sufficient time for the Rights to be sold. If Form 2 of your Rights Certificate is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and the Subscription Agent will not be affected by any notice to the contrary. Because your bank or broker cannot issue Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Rights Certificate, either your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights that are not to be sold, or your bank or broker must first have your Rights Certificate divided into Rights Certificates evidencing the appropriate numbers of Rights by following the instructions in Section 5 below.

     Transfer of Rights to a Designated Transferee. To sell or transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 of your Rights Certificate in its entirety, execute the Rights Certificate and have your signature guaranteed by a bank, broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, government securities broker, credit union, national securities exchange, registered securities association, or clearing agency or savings association under an approved Signature Guarantee Medallion Program (an "Eligible Guarantor Institution"). A Rights Certificate that has been properly transferred in its entirety may be exercised by a new Rights Holder without having a new Rights Certificate issued. To exercise, or otherwise take action with respect to, such a transferred Rights Certificate, the new Rights Holder should deliver the Rights Certificate, together with payment of the applicable Subscription Price and complete separate instructions signed by the new Rights Holder to the Subscription Agent in sufficient time to permit the Subscription Agent to take the desired action. The new Rights Holder may not exercise the Oversubscription Privilege. The new Rights Holder may be subject to the prorations and possible reductions described in Section 1 above. Only the Subscription Agent can issue Rights Certificates. However, you may transfer a portion of the Rights evidenced by a single Rights Certificate (but not fractional Rights) by delivering to the Subscription Agent a Rights Certificate properly endorsed for transfer, with instructions to register that portion of the Rights indicated therein in the name of the transferee and to issue a new Rights Certificate to the transferee evidencing the transferred Rights. In that event, a new Rights Certificate evidencing the balance of the Rights will be issued to you or, if you so instruct, to an additional transferee. Alternatively, you may divide your Rights Certificate into Rights Certificates evidencing appropriate numbers of Rights for transfer by following the instructions in Section 5 below.

     If you wish to transfer all or a portion of your Rights (but not fractional Rights), you should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) new Rights Certificates to be issued and transmitted to the transferor(s), with respect to transferred Rights, and to you with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Rights Certificates to be exercised or sold by the recipients thereof. Such amount of time could range from four to six business days, depending upon the method by which delivery of the Rights Certificates and payment is made and the number of transactions which you instruct the Subscription Agent to effect. Neither the company nor the Subscription Agent will have any liability to a transferee or transferor of Rights if Rights Certificates are not received in time for exercise or sale prior to the Expiration Date.

     THE RIGHTS WILL ONLY BE GRANTED TO, AND MAY ONLY BE EXERCISED BY, INVESTORS RESIDING IN THE FOLLOWING JURISDICTIONS WHERE THE SECURITIES OFFERED HEREBY HAVE BEEN REGISTERED WITH THE APPROPRIATE SECURITIES REGULATORY AUTHORITIES OR WHERE AN EXEMPTION FROM SUCH REGISTRATION IS
AVAILABLE: OUTSIDE THE UNITED STATES AND IN COLORADO, CONNECTICUT, THE DISTRICT OF COLUMBIA, ILLINOIS, INDIANA, IOWA, KANSAS, MAINE, MARYLAND, MASSACHUSETTS, NEVADA, NEW JERSEY, NEW YORK, NORTH CAROLINA, RHODE ISLAND, VERMONT, VIRGINIA AND WASHINGTON. RIGHTS WILL NOT BE DISTRIBUTED TO HOLDERS WHO RESIDE IN STATES WHERE THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED OR WHERE AN EXEMPTION FROM REGISTRATION IS NOT AVAILABLE. IN ADDITION, THE SERIES B PREFERRED STOCK MAY NOT BE TRANSFERRED TO RESIDENTS OF ANY OF THE FOLLOWING STATES: ARIZONA, FLORIDA, GEORGIA, OHIO, PENNSYLVANIA OR TEXAS.

     5. To Divide a Rights Certificate.

     To have your Rights Certificate divided into two or more Rights Certificates, evidencing the same aggregate number of rights, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Guarantor Institution (as defined in Section
4) if any of the new Rights Certificates are to be issued in a name other than that in which the original Rights Certificate was issued. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificates in time to enable the Rights Holder to complete a sale or exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

     6. Signatures.

     Execution by Rights Holder. The signature on the Rights Certificate must correspond with the name of the Rights Holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     Execution by Person Other than Rights Holder. If the Rights Certificate is executed by a person other than the Rights Holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority.

     Signature Guarantees. Unless your Rights Certificate (i) provides that the Underlying Shares to be issued pursuant to the exercise of the Rights represented thereby are to be issued to you or (ii) is submitted for the account of an Eligible Institution (as defined in Section 1), your signature on each Rights Certificate must be guaranteed by an Eligible Guarantor Institution (as defined in Section 4).

     7. Method of Delivery.

     The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at your election and risk, but, if sent by mail, you are urged to send such materials by registered mail, properly insured, with return receipt requested, and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and, if you are paying by uncertified check, the clearance of payment of the Subscription Price prior to the Expiration Date. Because uncertified checks may take at least five (5) business days to clear, you are strongly urged to consider payment by means of certified check, cashier's check, money order or wire transfer.

     8. Lost, Stolen, Destroyed or Mutilated Rights Certificates.

     Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Rights Certificate, if mutilated, the Subscription Agent will make and deliver a new Rights Certificate of like tenor to the registered Rights Holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer if a lost, stolen, destroyed or mutilated Rights Certificate is replaced. See Exhibit B hereto.

     9. Special Provisions Relating to The Delivery of Rights through The Depository Trust Company.

     In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Rights") from the DTC account of the Rights Holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Rights may not be exercised through DTC. The holder of DTC Rights may exercise the Oversubscription Privilege in respect thereof by properly executing and delivering to the Subscription Agent, at or prior to the Expiration Date, a DTC Participant Oversubscription Exercise Form, in the form available from the Information Agent or the Subscription Agent, together with payment of the appropriate Subscription Price for the number of Excess Shares for which the Oversubscription Privilege is exercised.

     If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege at or prior to the Expiration Date.

     10. Transfer Taxes.

     Except for certain fees paid to broker-dealers and charged by the Subscription Agent that will be paid by the Company, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferring Holder of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

     11. Irregularities.

     All questions concerning the timelines, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company, nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Certificates or incur any liability for failure to give such notification. The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Offering or not in proper form or if the acceptance thereof or the issuance of the shares of Series B Preferred Stock pursuant thereto could be deemed unlawful.



                                                                  EXHIBIT
                                                                  TO
                                                                  INSTRUCTIONS

                         IMPORTANT TAX INFORMATION

     Under the U.S. Federal income tax law, (1) dividend payments that may be made by the Company on shares of Common Stock issued upon the exercise of Rights, and (2) payments that may be remitted by the Subscription Agent to Rights Holders in respect of Rights sold on such Rights Holders' behalf by the Subscription Agent, may be subject to backup withholding, and each Rights Holder who either exercises Rights or requests the Subscription Agent to sell Rights should provide the Subscription Agent (as the Company's agent, in respect of exercised Rights, and as payer in respect of Rights sold by the Subscription Agent) with such Rights Holders' correct taxpayer identification number on the Substitute Form W-9 in the Subscription Right Certificate. If such Rights Holder is an individual, the taxpayer identification number is his or her social security number. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the Rights Holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

     Exempt Rights Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and information reporting requirements. In general, for a foreign individual to qualify as an exempt recipient, the Rights Holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any such payments made to the Rights Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

     To prevent backup withholding, the Rights Holder is required to notify the Subscription Agent of his or her correct taxpayer identification number by completing the Substitute Form W-9 included as a part of the Subscription Right Certificate certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Rights Holder is awaiting a taxpayer identification number).

What Number to Give the Subscription Agent

     The Rights Holder is required to furnish the Subscription Agent such Rights Holder's social security number or employer identification number. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.


                                                                  EXHIBIT A
                                                                  TO
                                                                  INSTRUCTIONS

    NOTICE OF GUARANTEED DELIVERY FOR SHARES OF SERIES B PREFERRED STOCK
               OF CLEAN DIESEL TECHNOLOGIES, INC. SUBSCRIBED
                    FOR UNDER BASIC SUBSCRIPTION AND THE
                        OVER-SUBSCRIPTION PRIVILEGE

     As set forth in the Prospectus under "THE RIGHTS OFFERING --Exercise of Rights", this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Company's Series A Preferred Stock subscribed for under the Basic Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.

                         The Subscription Agent is:

                      CHASEMELLON SHAREHOLDER SERVICES


By Mail:                    By Hand:                      By Express Mail
   ChaseMellon Shareholder     ChaseMellon                or Overnight Courier:
   Services                    Shareholder Services,          ChaseMellon
   Post Office Box 3301        L.L.C.                     Shareholder Services,
   South Hackensack, NJ 07606  120 Broadway               85 Challenger Road,
                               13th Floor                 Overpeck Centre,
                               New York, NY  10271    Ridgefield Park, NJ 07660
By Facsimile:                                             Attn: Reorg. Dept.
   ChaseMellon
   Shareholder Services
   (201) 296-4293

       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH
                ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for (under both the Basic Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (i) payment in full for all Subscribed Shares and (ii) a properly completed and signed copy of the Rights Certificate, to the Subscription Agent prior to 5:00 p.m. New York City time, on the Expiration Date. Failure to do so will result in a forfeiture of the rights.


                                 GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, (i) guarantees delivery to the Subscription Agent by 3 trading days after the expiration or all extensions thereof of (A) a properly completed and executed Rights Certificate, and (B) payment of the full Subscription Price for Shares subscribed for on Basic Subscription and pursuant to the Over-Subscription Privilege, as subscription for such Shares as indicated herein or in the Rights Certificate.

---------------------------------------   -------------------------------------
NUMBER OF SHARES ON BASIC SUBSCRIPTION    NUMBER OF SHARES ON OVER-SUBSCRIPTION
                                          PRIVILEGE


--------------------------------------    -------------------------------------
Name of Firm                              Authorized Signature


--------------------------------------    -------------------------------------
Address                                   Title


                                          Name:
--------------------------------------         --------------------------------
Zip Code                                        (Please Type or Print)


--------------------------------------    -------------------------------------
Telephone Number                          Date


                                                               EXHIBIT B
                                                               TO
                                                               INSTRUCTIONS

             AFFIDAVIT OF LOST, STOLEN, DESTROYED OR MUTILATED
                            RIGHT CERTIFICATE(S)

CERTIFICATE    NO(s)    _______________________    (if    available)    for
_____________________ Rights to purchase Series B Preferred Stock of Clean Diesel Technologies, Inc.

I  am  the  lawful  owner  of  the   above-described   representing  Rights
Certificate(s) to purchase shares of Common Stock of Clean Diesel Technologies, Inc. (the "Company") at an exercise price of $___ per share. The Rights Certificate(s) has (have) not been exercised, endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the Rights Certificate(s) and have been unable to find it (them) and make this affidavit for the purpose of inducing the Company and ChaseMellon Shareholder Services to issue a new Rights Certificate of like tenor, and hereby agree to surrender the Rights Certificate(s) for cancellation should I, at any time, find the Rights Certificate(s). In consideration of the receipt of a new Rights Certificate(s), I agree to completely indemnify, protect and hold harmless the Company and ChaseMellon Shareholder Services and any other party to the transaction (the "Obligees") from and against all loss, costs and damages, including court costs and attorneys' fees, which they may be subject to or liable for in respect of the cancellation of Rights Certificate(s). The rights according to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertance, accident, oversight or breach of any duty or obligation on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred.

                                     PLEASE DATE AND SIGN BELOW:


                                     Dated:
                                            ----------------, 1988

                                     --------------------------------------
                                          (Signature of Holder)


                                     --------------------------------------
                                          (Signature of Holder)

(Must be signed above by registered holder(s) or by person(s) authorized to receive the cash payments)